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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2006

                               TRANSGENOMIC, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       000-30975
     (State of Formation)                          (Commission File Number)

                                    911789357
                      (IRS Employer Identification Number)

                12325 Emmet Street
                    Omaha, NE                                      68164
     (Address of principal executive offices)                    (Zip Code)

                                 (402) 452-5400
              (Registrants' telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 15, 2006, Transgenomic, Inc. (the "Company") entered into a binding Summary of Terms pursuant to which it agreed to sell 250,000 shares of common stock of Pinnacle Pharmaceuticals, Inc. ("Pinnacle") to New River Pharmaceuticals Inc. (the "Buyer"), for a purchase price of $3.75 per share less a pro rata share of liabilities of Pinnacle that the Buyer does not specifically agree to assume or pay. The sale is expected to close by February 28, 2007. Gross proceeds to be realized from the sale will be approximately $937,500 which the Company expects to use for general working capital purposes.

         There are no relationships between the Company and the Buyer. The sale of the Pinnacle shares by the Company to the Buyers is being made in connection with the acquisition of all 580,000 outstanding shares of Pinnacle common stock and 500,000 shares of Pinnacle preferred stock by the Buyer. The terms of the acquisition of the outstanding Pinnacle stock, including the shares owned by the Company, may be reflected in a more detailed stock purchase agreement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 TRANSGENOMIC, INC.


                                                 By  /s/ Craig Tuttle
                                                     ---------------------------
                                                     Craig Tuttle, President and
                                                     Chief Executive Officer


December 21, 2006

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